EXHIBIT 3.2
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C-102A Rev 12/93
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                                                                     FILED

                                                                   OCT 12 2005

                                                                 STATE TREASURER
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                         New Jersey Division of Revenue

          CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                   (For Use by Domestic Profit Corporations)

Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of
Incorporation:


1.  The name of the corporation is: Wein Group, Inc.

2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 22nd day of August, 2005.

     Resolved, that Article I of the Certificate of Incorporation be amended to read as follows:

     That the name of this corporation (the "Corporation") is MM2 GROUP, INC.

3. The number of shares outstanding at the time of the adoption of the amendment was: 100

The total number of shares entitled to vote thereon was: 100 (100%)

If the shares of any class or series of shares are entitled to vote thereon as a class, set forth below the designation and number of outstanding shares entitled to vote thereon of each such class or series (Omit if not applicable).

N/A

4.  The number of shares voting for and against such amendment is as follows:
(If the shares of any class or series are entitled to vote as a class, set forth the number of shares of each such class and series voting for and against the amendment, respectively).

         Number of Shares Voting                  Number of Shares Voting
            For Amendment                            Against Amendment
         -----------------------                  -----------------------

                -100-                                      -0-

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, set forth a statement of the manner in which the same shall be effected. (Omit if not applicable). N/A

6.  Other provisions: (Omit if not applicable).  N/A





                                                By: /s/ Stephen S. Wien
Dated this 30th day of September, 2005          --------------------------------
                                                        (Signature)
                                                STEPHEN S. WIEN, President

May be executed by the Chairman of the Board, or the President, or a Vice President of the Corporation.